Exhibit 8.1



                        SIDLEY AUSTIN BROWN & WOOD LLP

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WRITER'S DIRECT NUMBER                                  WRITER'S E-MAIL ADDRESS




                               February 23, 2004


Synthetic Fixed-Income Securities, Inc.
One Wachovia Center
301 S. College St.
Charlotte, North Carolina 28288-0630


          Re:  Synthetic Fixed-Income Securities, Inc.
               Registration Statement of Form S-3
               ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Synthetic Fixed-Income Securities, Inc., a Delaware corporation (the "Corporation"), in connection with the preparation of its registration statement on Form S-3 (the "Registration Statement") relating to the issuance from time to time in one or more series (each, a "Series") of trust certificates (the "Securities") that are registered on such Registration Statement. The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a trust agreement (each an "Agreement") among the Corporation and a trustee (the "Trustee") to be identified in the prospectus supplement for such Series of Securities.


     We have examined the prospectus and form of prospectus supplement contained in the Registration Statement (the "Prospectus" and "Prospectus Supplement", respectively) and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

     We have advised the Corporation with respect to material federal income tax consequences of the proposed issuance of the Securities. This advice is summarized under the heading "Material Federal Income Tax Consequences" in the Prospectus and in the Prospectus Supplement under "Summary of Prospectus Supplement--Material Federal Income Tax Consequences" and "Material Federal Income Tax Consequences". Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but


  SIDLEY AUSTIN BROWN & WOOD LLP IS A DELAWARE LIMITED LIABILITY PARTNERSHIP PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS

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SIDLEY AUSTIN BROWN & WOOD LLP                                       NEW YORK

Synthetic Fixed-Income Securities, Inc.
February 23, 2004
Page 2



with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects. We hereby confirm and adopt each opinion expressly set forth under the above quoted headings in the Prospectus and the Prospectus Supplement as representing our opinion as to the material federal income tax consequences of the purchase, ownership and disposition of the Securities. There can be no assurance, however, that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm as special federal tax counsel to the Corporation under the above quoted headings in the Prospectus and Prospectus Supplement forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.




                                      Very truly yours,


                                          /s/ Sidley Austin Brown & Wood LLP